EXHIBIT 99.1













                          PALM COAST DATA HOLDCO, INC.

                        Consolidated Financial Statements

           As of June 30, 2006 and for the period from August 10, 2005
                      (Date of Inception) to June 30, 2006

                   (With Independent Auditors' Report Thereon)

                          PALM COAST DATA HOLDCO, INC.

                        Consolidated Financial Statements

                        June 30, 2006 and August 10, 2005
                               (Date of Inception)



                                Table of Contents



                                                                            Page

Independent Auditors' Report ..........................................        3

Consolidated Balance Sheet as of June 30, 2006 ........................        4

Consolidated Statement of Operations for the period from
  August 10, 2005 (date of inception) to June 30, 2006 ................        5

Consolidated Statement of Shareholders' Equity for the period from
  August 10, 2005 (date of inception) to June 30, 2006 ................        6

Consolidated Statement of Cash Flows for the period from
  August 10, 2005 (date of inception) to June 30, 2006 ................        7

Notes to Consolidated Financial Statements ............................   8 - 15

                          Independent Auditors' Report



The Board of Directors of
Palm Coast Data Holdco, Inc.


We have audited the accompanying consolidated balance sheet of Palm Coast Data Holdco, Inc. and its subsidiary (the Company) as of June 30, 2006, and the related consolidated statement of operations, shareholders' equity, and cash flows for the period from August 10, 2005 (date of inception) to June 30, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Palm Coast Data Holdco, Inc. and its subsidiary as of June 30, 2006, and the results of their operations and their cash flows for the period from August 10, 2005 (date of inception) to June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP


St. Louis, Missouri
November 29, 2006

                          PALM COAST DATA HOLDCO, INC.
                           Consolidated Balance Sheet
                                  June 30, 2006
                        (In thousands, except share data)
                                                                        June 30,
          Assets                                                         2006
                                                                       ---------
Current assets:
  Cash .............................................................   $  2,105
  Accounts receivable, net of allowance of $26 .....................      8,744
  Postage deposits .................................................        111
  Prepaid expenses and other assets ................................        934
                                                                       --------
                 Total current assets ..............................     11,894
Property, plant, and equipment, net ................................     16,210
Goodwill ...........................................................     25,932
Intangible assets, net .............................................     19,284
Deferred financing costs, net ......................................        945
Other ..............................................................        467
                                                                       --------
                 Total assets ......................................   $ 74,732
                                                                       ========
          Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable .................................................   $  1,584
  Accrued expenses .................................................      4,355
  Advances from customers ..........................................      2,163
  Current portion of long-term debt ................................      1,969
                                                                       --------
                 Total current liabilities .........................     10,071
Long-term debt, less current portion ...............................     43,783
Deferred compensation ..............................................      2,196
                                                                       --------
                 Total liabilities .................................     56,050
                                                                       --------
Shareholders' equity:
  Common stock class A, $0.01 par value. Authorized
    3,030.9 shares; issued 1,311.1 shares ..........................         --
  Common stock class B, $0.01 par value. Authorized
    23,663.9 shares; issued 21,742.5 shares ........................         --
  Additional paid-in capital .......................................     23,054
  Accumulated deficit ..............................................     (4,372)
                                                                       --------
                 Total shareholders' equity ........................     18,682
                                                                       --------
                 Total liabilities and shareholders' equity ........   $ 74,732
                                                                       =========
See accompanying notes to consolidated financial statements.

                          PALM COAST DATA HOLDCO, INC.
                      Consolidated Statement of Operations
        Period from August 10, 2005 (date of inception) to June 30, 2006
                                 (In thousands)

Revenue ....................................................           $ 45,513
Cost of revenue ............................................             30,007
                                                                       --------
          Gross margin .....................................             15,506
                                                                       --------
Operating expenses:
  Marketing and client services ............................              4,879
  General and administrative ...............................              7,501
  Organizational costs .....................................                349
  Amortization of intangible assets ........................              1,543
                                                                       --------
          Total operating expenses .........................             14,272
                                                                       --------
          Operating income .................................              1,234
Interest expense, net ......................................              5,606
                                                                       --------
          Loss before income taxes .........................             (4,372)
Income tax benefit .........................................                 --
                                                                       --------
          Net loss .........................................           $ (4,372)
                                                                       ========
See accompanying notes to consolidated financial statements.

                          PALM COAST DATA HOLDCO, INC.
                 Consolidated Statement of Shareholders' Equity
        Period from August 10, 2005 (date of inception) to June 30, 2006
                        (In thousands, except share data)


                                      Common         Common        Additional                       Total
                                       stock          stock          paid-in      Accumulated    shareholders'
                                      class A        class B        capital         deficit        equity
                                  ----------------------------------------------------------------------------
Balance, August 10, 2005
  (date of inception).........    $       --     $        --     $        --     $        --     $        --
  Issuance of common stock ...            --              --          23,054              --          23,054
  Net loss ...................            --              --              --          (4,372)         (4,372)
                                  --------------------------------------------------------------------------
Balance, June 30, 2006 .......    $       --     $        --     $    23,054     $    (4,372)    $    18,682
                                  ==========================================================================
See accompanying notes to consolidated financial statements.

                          PALM COAST DATA HOLDCO, INC.
                      Consolidated Statement of Cash Flows
        Period from August 10, 2005 (date of inception) to June 30, 2006
                                 (In thousands)

Operating activities:
  Net loss ...................................................         $ (4,372)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
    Depreciation .............................................            1,892
    Amortization of intangible assets ........................            1,543
    Amortization of deferred financing costs .................              209
    Interest paid with in-kind notes payable .................              546
    Deferred compensation ....................................              807
    Changes in operating assets and liabilities:
      Accounts receivable ....................................              (17)
      Postage deposits .......................................              187
      Prepaid expenses and other assets ......................              (74)
      Other long-term assets .................................              (28)
      Accounts payable .......................................              720
      Accrued expenses .......................................            1,231
      Advances from customers ................................             (946)
                                                                       ---------
         Net cash provided by operating activities ...........            1,698
                                                                       ---------
Investing activities:
  Purchase of property, plant, and equipment .................           (1,675)
  Proceeds from sale of property, plant, and equipment .......                7
  Net cash paid for acquisition ..............................          (69,002)
                                                                       ---------
         Net cash used in investing activities ...............          (70,670)
                                                                       ---------
Financing activities:
  Repayment of long-term debt ................................           (1,031)
  Repayment of revolving line of credit ......................             (991)
  Proceeds from issuance of common stock .....................           23,054
  Proceeds from long-term debt ...............................           46,256
  Payment of debt issuance cost ..............................           (1,154)
  Proceeds from revolving line of credit .....................              991
                                                                       ---------
         Net cash provided by financing activities ...........           67,125
                                                                       ---------
         Net decrease in cash ................................           (1,847)

Cash, beginning of year ......................................            3,952
                                                                       ---------
Cash, end of year ............................................         $  2,105
                                                                       =========
Supplemental cash flow information:
     Interest paid ...........................................         $  3,293

See accompanying notes to consolidated financial statements.

                          PALM COAST DATA HOLDCO, INC.
                   Notes to Consolidated Financial Statements

                                  June 30, 2006

                        (In thousands, except share data)





(1)  Background

Palm Coast Data Holdco, Inc. (Holdco) is a Delaware-domiciled holding company with a single operating company, Palm Coast Data LLC (PCD) (collectively, the Company). Holdco was formed for the purpose of acquiring controlling interest in Palm Coast Data Holdings L.L.C., the prior owner of Palm Coast Data LLC. The acquisition closed on August 9, 2005, and Holdco commenced operations the next day (the Acquisition) (see note 3). Acquisition funding was provided by Allied Capital Corporation (Allied) through revolving and term loan facilities (see note 7) and equity funding was provided by certain members of the Company's management and Allied (see note 12). The Company provides magazine publishers and membership organizations with customer management and fulfillment services, including front-end processing, account management, direct mail services, letter shop services, print management, reporting, and online communications.

(2)  Summary of Significant Accounting Policies

     (a)  Basis of Presentation and Consolidation

          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances between the Company and its subsidiary have been eliminated.

     (b)  Cash and Cash Equivalents

          Cash and cash equivalents include deposits in banks, money market accounts and short-term investments with original maturities, when acquired, of 90 days or less.

     (c)  Postage Deposits

          Postage deposits consist of prepaid postage and are carried at cost.

     (d)  Property, Plant, and Equipment

          Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from 4 to 40 years. Depreciation expense for the period from August 10, 2005 (date of inception) to June 30, 2006 was $1,892.

          The Company evaluates the recoverability of its carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

     (e)  Goodwill and Other Intangible Assets

          Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

     (f)  Deferred Financing Costs

          Deferred financing costs are amortized over the life of the related credit facility using the effective interest method. Amortization expense was $209 for the period from August 10, 2005 (date of inception) to June 30, 2006.

     (g)  Pervasiveness of Estimates

          The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used. Material estimates include those for collectibility of accounts receivable, deferred tax valuation allowances, certain accrued expenses, and the fair value of acquired assets and assumed liabilities.

     (h)  Revenue and Expense Recognition

          Revenue is recognized when the service has been performed. All expenses are recognized when incurred.

     (i)  Stock Option Plan

          The Company applies the intrinsic value based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including Financial Accounting Standards Board (FASB) Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, and FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and
          Other Variable Stock Option or Award Plans, to account for its stock option agreements. The Company's stock option plan allows the option holders the right to a net cash settlement on vested options at the discretion of the holder. Accordingly, when stock options are granted and at each measurement date, the Company measures compensation as the amount by which the fair value of the Class B Nonvoting Common Stock of the Company covered by the grant exceeds the option grant price. Changes, either increases or decreases (limited to the option grant price), in the fair value of those options between the date of grant and the measurement date result in a change in the measure of compensation for the option. There were no vested stock options at June 30, 2006. The fair value of the options at June 30, 2006 was $1,891 per option, and the Company has recorded compensation expense in the consolidated statements of operations for the period from August 10, 2005 (date of inception) to June 30, 2006 of $284. The liability related to the option plan is $284 at June 30, 2006, and is included in the accompanying consolidated balance sheet in the caption "deferred compensation."

     (j)  Income Taxes

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for credit carryforwards and then assessed (including the anticipation of future income) to determine the likelihood of realization. Valuation allowances are recorded when it is more likely then not that a tax benefit will not be realized. Deferred tax assets and liabilities are measured using the rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse and the credits are expected to be used. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

     (k)  Recent Accounting Pronouncements

          In December 2004, the FASB issued SFAS No. 123R, Share-Based Payments. SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock Based Compensation, and supersedes APB 25. Among other items, SFAS 123R eliminates the use of Accounting Principles Board ("APB") 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the consolidated financial statements. The effective date of SFAS 123R is the Company's year ending June 30, 2007. Management does not expect the provisions of SFAS 123R to have a material impact on the Company's consolidated financial statements.

(3)  Acquisition

The purchase price upon consummation of the Acquisition consisted of cash of $66,403, exchanged members' interest in the predecessor company for Class A Voting Common Stock in the Company with a fair value of $1,267, and the incurrence of $1,128 of transaction costs. The Acquisition is being accounted for under the purchase method of accounting. Accordingly, the results of operations are included in the consolidated financial statements from the acquisition date. Subsequent to the acquisition date, the Company paid $204 related to working capital adjustments arising from the Acquisition and additional transaction costs incurred. The Company recorded the acquired assets and assumed liabilities at their estimated fair value. The excess of the cost over the estimated fair value of the recorded assets and liabilities was recorded as goodwill. Based on the purchase price allocation, goodwill of $25,932 was recorded. Amounts recorded as goodwill will not be amortized. The following table summarizes the estimated fair value of the assets acquired and liabilities assumed.

Current assets ...........................   $13,837
Property and equipment ...................    16,434
Goodwill .................................    25,932
Intangible assets ........................    20,827
Other assets .............................       439
                                             -------
          Total assets acquired ..........    77,469
                                             -------
Current liabilities ......................     7,097
Long-term liabilities ....................     1,370
                                             -------
          Total liabilities assumed ......     8,467
                                             -------
          Net assets acquired ............   $69,002
                                             =======



(4)  Property, Plant, and Equipment

Property, plant, and equipment consists of the following at June 30, 2006:

Land ...................................     $   980
Building and improvements ..............       5,616
Furniture and fixtures .................       1,148
Equipment ..............................       3,433
Computer software ......................       6,407
Construction in-progress ...............         518
                                           ---------
                                              18,102
Less accumulated depreciation                 (1,892)
                                           ---------
                                           $  16,210
                                           =========


(5)  Intangible Assets

                                                         June 30, 2006
                                            ------------------------------------------
                                                           Weighted
                                             Gross          average
                                            carrying     amortization    Accumulated
                                             amount         period       amortization
                                            -----------------------------------------
Amortizing intangible assets:
  Customer contracts ................       $19,040        12.0 years       $ 1,414
  Customer relationships ............         1,787        12.0 years           129
                                            -------                         -------
                                            $20,827                         $ 1,543
                                            =======                         =======



Aggregate amortization expense for amortizing intangible assets was $1,543 for the period from August 10, 2005 (date of inception) to June 30, 2006. Estimated amortization expense for the next five fiscal years is $1,728 for 2007 through 2011.

(6)  Accrued Expenses

Accrued expenses consist of the following at June 30, 2006:

Payroll and related expenses .....   $1,878
Insurance ........................      336
Interest .........................    1,558
Other ............................      583
                                     ------
                                     $4,355
                                     ======



(7)  Long-Term Debt

Long-term debt is comprised of the following at June 30, 2006:

PCD senior secured term loan payable to Allied,
  maturing August 2010 ..................................              $15,569
PCD senior subordinated notes payable to Allied,
  due August 2012 .......................................               28,090
Holdco note payable to Allied, due August 2015 ..........                2,036
Other ...................................................                   57
                                                                       -------
                                                                        45,752
Less current maturities on term loan ....................                1,969
                                                                       -------
                                                                       $43,783
                                                                       =======

The term loan bears interest at the 90-day LIBOR plus 3.50%. On June 30, 2006, the applicable interest rate on the term loan was 8.49%. The term loan and the aforementioned revolver are collateralized by all of PCD's assets and Holdco provides a guarantee of this obligation. Quarterly principal payments are required with a balloon payment due at maturity.

PCD also has a revolving credit agreement payable to Allied with an aggregate principal amount not to exceed $2,500 and a maturity date of August 2010. The revolver bears interest at 90-day LIBOR plus 3.50%. At June 30, 2006, no borrowings were outstanding on the revolver.

The senior subordinated note bears interest at a rate of 15.5% per annum compounded quarterly. Interest is paid quarterly with a required cash payment equal to 12% per annum and the option to pay all or a portion of the remaining 3.5% interest "in-kind" through the issuance of additional notes. The senior subordinated note is unsecured and there are no scheduled principal repayments prior to maturity. Subject to certain restrictions and charges as defined, PCD can make optional prepayments beginning in August 2008. Additionally, Holdco provides a guarantee of this obligation.

The Holdco note bears interest at a rate of 15.5% per annum compounded quarterly. Interest is paid quarterly with a required cash payment equal to 12% per annum and the option to pay all or a portion of the remaining 3.5% interest "in-kind" through the issuance of additional notes. The note is unsecured and there are no scheduled principal repayments prior to maturity. Subject to certain restrictions as defined, the Holdco can make optional prepayments beginning in August 2012.

The Allied loan agreements contain certain operating and financial covenants and restrictions which, among other matters, require the Company to restrict the incurrence of additional indebtedness, satisfy certain financial ratios, restrict changes in the capital structure, restrict affiliated transactions, restrict distributions to shareholders and limit both the sale of assets and merger transactions.

The scheduled maturities of long-term debt for the next five fiscal years and thereafter are:

2007 ................ $ 1,969
2008 ................   2,625
2009 ................   3,136
2010 ................   3,273
2011 ................   4,623
2012 and thereafter    30,126
                      -------
                      $45,752
                      =======

(8)  Income Taxes

Since date of inception, the Company has incurred operating loss carryforwards of $3,666 related to U.S. federal and state jurisdictions. The federal operating loss expires after fiscal year 2026. The Company has evaluated its operating loss carryforwards and other net deferred tax assets and determined that recording a full valuation allowance was appropriate as the positive evidence required to overcome the recent pre-tax loss and the pre-tax losses expected for the reasonably foreseeable future periods was not sufficient to support recognition of the net deferred tax assets. Accordingly, no income tax benefit has been recorded for the period from August 10, 2005 (date of inception) to June 30, 2006.

The provision for income tax benefit differs from the amount computed by applying the U.S. statutory income tax rate to the loss before income taxes for the reasons set forth below for the period from August 10, 2005 (date of inception) to June 30, 2006:

Statutory income tax at 34% .....................   $(1,487)
State income taxes - net of U.S. tax benefit ....      (159)
Nondeductible expenses ..........................        41
Increase in valuation allowance .................     1,605
                                                    -------
                 Provision for income tax benefit   $    --
                                                    =======

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as operating loss carryforwards. The tax effect of our temporary differences and carryforwards are as follows at June 30, 2006:

Deferred tax assets:
  Operating loss carryforwards .................................   $ 1,380
  Property, plant and equipment ................................       191
  Intangible assets ............................................       102
  Deferred compensation plans ..................................       304
  Other employee benefits and compensation related accruals ....       350
  Organizational costs .........................................       107
                                                                   -------
          Total deferred tax assets prior to valuation allowance     2,434
                                                                   -------
Deferred tax liabilities:
  Goodwill deductible for tax ..................................       596
  Differences in expense recognition methods ...................       233
                                                                   -------
          Total deferred tax liabilities .......................       829
                                                                   -------
          Net deferred tax asset before valuation allowance ....     1,605
  Valuation allowance ..........................................    (1,605)
                                                                   -------
          Net deferred tax asset ...............................   $    --
                                                                   =======



(9)  Commitments

Leases

The Company leases office/production space and certain equipment under various noncancelable operating leases. The following is a schedule of future minimum lease payments under such noncancelable leases with terms in excess of one year for the next five fiscal years and thereafter:

2007 ..........   $  540
2008 ..........      474
2009 ..........      372
2010 ..........      283
2011 ..........      265
Thereafter ....    1,279
                  ------
                  $3,213
                  ======

Operating lease expense for the period from August 10, 2005 (date of inception) to June 30, 2006 was $1,329.

(10) Employee Benefits

     (a)  Employee Benefit Plan

          All regular employees are eligible to participate in a 401(k) retirement savings plan and trust on the first day of the month following six months of employment. Employees may defer 1% to 20% of pretax wages through payroll deductions to the allowed federal maximum during each calendar year. The Company currently matches 50% of the first 6% of eligible compensation. Employees participating in the plan prior to May 1, 2002 are 100% vested. Employer contributions for new employees participating in the plan effective May 1, 2002 are 20%, 50%, 75%, and 100% vested after two, three, four, and five years of service, respectively. The Company's matching contribution for the period from August 10, 2005 (date of inception) to June 30, 2006 was $351.

     (b)  Deferred Compensation Agreements

          In conjunction with the Acquisition, the Company entered into deferred compensation agreements with certain key management employees related to unrealized appreciation on certain prior equity incentive agreements. The purpose of the new agreements is to provide an incentive that links the value of the deferred compensation accounts to an increase in the value of the Company and to aid the Company in retaining such management personnel who will largely be responsible for such growth in the Company's value. A participant shall always be 100% vested in his/her account. The agreements are an unfunded, unsecured obligation on the part of the Company.

          Each participant made a one-time election to have portions of their deferral allocated to two sub-accounts: a phantom debt account and a phantom equity account. The deferrals allocated to the phantom debt account accrue interest and are eligible for quarterly interest payments in a manner identical to the Company's senior subordinated notes (see note 7). The deferrals allocated to the phantom equity account were converted to unit holdings of "phantom stock", the economic equivalent of the Company's Class B Nonvoting Common Stock. At the date of date of inception, there were 516 such units of phantom stock granted. The phantom stock units are revalued at each measurement date by the relationship of the fair value per share of the Company's stock as compared to the initial unit conversion price of $1,000 per share.

          The deferrals in the phantom debt accounts total $936 at June 30, 2006 and are included in the accompanying consolidated balance sheet in the caption "deferred compensation". Interest expense incurred on such phantom debt accounts during the period from August 10, 2005 (date of inception) to June 30, 2006 was $149.

          For the phantom equity accounts, the Company measures as compensation expense the amount by which the fair value per share of the Company's stock exceeds the initial unit conversion price of $1,000 per share. Changes, either increases or decreases, in the fair value of the Company common stock between the date of grant and the measurement date result in a change in the measure of compensation expense for the phantom equity accounts. There were 516 vested phantom equity units at June 30, 2006 and the fair value of the Company Class B Nonvoting Common Stock was $1,891 per share at such time. Accordingly, the balance in the phantom equity account at June 30, 2006 was $976 and is included in the accompanying consolidated balance sheet in the caption "deferred compensation". The Company recorded compensation expense in the consolidated statement of operations for the period from August 10, 2005 (date of inception) to June 30, 2006 of $460.

(11) Stock Option Plan

The Company has a stock option plan for certain key employees at the discretion of the Board. Each option represents the right upon exercise to receive the excess of the value of one share of Class B Nonvoting Common Stock as of the date of exercise over the base price for such option fixed by the Board on the grant date. The maximum aggregate number of Class B shares which may be issued under the stock option plan is 1,911. The exercise and base price are subject to adjustment under the terms of the stock option plan by the Board. The options shall vest and become exercisable at such time or times as the Board shall determine at or subsequent to the grant date as specified in each individual's stock option agreement. At June 30, 2006, no options were vested and the contractual remaining life on each option was 9.1 years. The following is a summary of activity with respect to the options under the Company's 2005 Stock Option Plan.


                                                            Shares               Range of       Weighted
                                                            under                 grant          average
                                                            option                prices       grant price
                                                         -------------------------------------------------
Outstanding at August 10, 2005
 (commencement of operations)....................              --               $    --               --
 Granted ........................................           1,790                 1,000            1,000
 Cancelled ......................................              --
                                                         --------
Outstanding at June 30, 2006                                1,790                 1,000            1,000
                                                         ========


(12) Equity and Related-Party Transactions

Certain officers and employees own substantially all of the Class A Voting Common Stock (Class A Common). Allied owns all of the Class B Nonvoting Common Stock. All shareholders are subject to the terms of a shareholders' agreement. This agreement provides for various restrictions on the holders of the Class A Common including their ability to sell, transfer, and assign the common stock and provides for Allied having the first right of purchase in certain situations. Additionally, the agreement provides for certain drag-along and tag-along rights and duties between the different classes of common stock that indicate the rights of common stockholders in the event Allied desires to sell or transfer 50% or more of its shares of common stock.

In conjunction with the Acquisition, the Company issued Allied a warrant to purchase 1,719.8 shares of Class A Common. The purchase price under the warrant is equal to the fair market value of the Class A Common at the time of exercise plus a voting premium of an additional 5% of such fair market value. The warrant is exercisable at any time for all but not less than all of the 1,719.8 shares.

All of the holders of Class A Common have entered into call option agreements with Allied. These agreements provide for certain situations in which Allied may require the holders to sell their shares of Class A Common to Allied for fair market value of the Class A Common at the time of such a call plus a voting premium of an additional 5% of such fair market value. A determination by Allied that the Company has not performed or complied with its obligations under the aforementioned warrant agreement or the Company becoming subject to a bankruptcy event, as defined, are the two primary triggering events to Allied's ability to exercise the call features.

Effective on the date of inception, the Company entered into a consulting services agreement with Allied with an initial term of ten years. Under this agreement, Allied provides certain consulting, financial, and managerial functions for a fee. The annual fee is $500 plus reimbursement of certain costs and expenses. Cost incurred under this agreement and charged to expense was $469 for the period from August 10, 2005 (date of inception) to June 30, 2006.

For services related to the Acquisition, the Company paid Allied $681 which has been included in the purchase price of the Company.

For structuring and closing fees on the debt financing provided by Allied, the Company paid Allied a total of $1,032 which has been included in the deferred financing costs. These fees have been attributed to each specific credit facility and are being amortized to expense over the life of the respective credit facility.

(13) Concentration of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with what it believes to be high credit quality institutions. At times such cash balances may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited. The Company's four largest customers comprised 53% of the Company's accounts receivable balance at June 30, 2006 and 55% of the Company's revenue for the period from August 10, 2005 (date of inception) to June 30, 2006.

(14) Subsequent Event

In November 2006, the Company entered into an agreement to be acquired by Kable Media Services, Inc., a subsidiary of AMREP Corporation. The total transaction value is approximately $92 million, subject to working capital and other adjustments. The closing of the transaction is subject to regulatory review and other customary closing conditions and is expected to occur early in 2007.

                         PALM COAST DATA HOLDINGS L.L.C.

                        Consolidated Financial Statements

             As of August 9, 2005 and December 31, 2004 and for the
                  Period from January 1, 2005 to August 9, 2005
               and for the Years Ended December 31, 2004 and 2003

                   (With Independent Auditors' Report Thereon)

                         PALM COAST DATA HOLDINGS L.L.C.

                        Consolidated Financial Statements

                   August 9, 2005, December 31, 2004 and 2003



                                Table of Contents



                                                                           Page

Independent Auditors' Report ....................................             18

Consolidated Balance Sheets as of August 9, 2005 and
  December 31, 2004 .............................................             19

Consolidated Statements of Income and Comprehensive Income for the
  period from January 1, 2005 to August 9, 2005 and
  the years ended December 31, 2004 and 2003 ....................             20

Consolidated Statements of Members' Equity for the period from
  January 1, 2005 to August 9, 2005 and the years ended
  December 31, 2004 and 2003 ....................................             21

Consolidated Statements of Cash Flows for the period from
  January 1, 2005 to August 9, 2005 and the years ended
  December 31, 2004 and 2003 ....................................             22

Notes to Consolidated Financial Statements ......................        23 - 27

                          Independent Auditors' Report



The Members of
Palm Coast Data Holdings L.L.C.:


We have audited the accompanying consolidated balance sheets of Palm Coast Data Holdings L.L.C. and its subsidiary (the Company) as of August 9, 2005 and December 31, 2004 and the related consolidated statements of income and comprehensive income, members' equity, and cash flows for the period from January 1, 2005 to August 9, 2005 and the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Palm Coast Data Holdings L.L.C. and its subsidiary as of August 9, 2005 and December 31, 2004, and the results of their operations and their cash flows for the period from January 1, 2005 to August 9, 2005 and the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 1, the members' units of Palm Coast Data Holdings L.L.C. were acquired by Palm Coast Data Holdco, Inc. on August 9, 2005.




/s/ KPMG LLP



St. Louis, Missouri
November 15, 2006

                         PALM COAST DATA HOLDINGS L.L.C.
                           Consolidated Balance Sheets
                      August 9, 2005 and December 31, 2004
                                 (In thousands)
                                                                                August 9,   December 31,
                                    Assets                                        2005          2004
                                                                               -------------------------
Current assets:
  Cash .....................................................................   $   4,299     $   4,766
  Accounts receivable, net of allowance of $43 and $59,
    respectively ...........................................................       8,727         8,002
  Postage deposits .........................................................         298           541
  Prepaid expenses and other assets ........................................       1,019           813
                                                                               -----------------------
          Total current assets .............................................      14,343        14,122
Property, plant, and equipment, net ........................................      14,428        15,355
Goodwill ...................................................................       2,349         2,349
Deferred financing costs ...................................................          78           134
Other ......................................................................         439           415
                                                                               -----------------------
          Total assets .....................................................   $  31,637     $  32,375
                                                                               =======================
                        Liabilities and Members' Equity

Current liabilities:
  Accounts payable .........................................................   $   1,154     $   1,603
  Accrued expenses .........................................................       3,133         3,009
  Advances from customers ..................................................       3,109         3,153
  Current portion of long-term debt ........................................       2,360         2,360
                                                                               -----------------------
          Total current liabilities ........................................       9,756        10,125
Long-term debt .............................................................       1,370         2,550
Deferred compensation ......................................................       3,339         2,075
                                                                               -----------------------
          Total liabilities ................................................      14,465        14,750
                                                                               -----------------------
Members' equity ............................................................      13,082        13,082
Accumulated other comprehensive loss .......................................          --           (12)
Retained earnings ..........................................................       4,090         4,555
                                                                               -----------------------
          Total members' equity ............................................      17,172        17,625
                                                                               -----------------------
          Total liabilities and members' equity ............................   $  31,637     $  32,375
                                                                               =======================
See accompanying notes to consolidated financial statements.

                         PALM COAST DATA HOLDINGS L.L.C.
           Consolidated Statements of Income and Comprehensive Income
                  Period from January 1, 2005 to August 9, 2005
                 and the years ended December 31, 2004 and 2003
                                 (In thousands)

                                         2005        2004        2003
                                      ---------------------------------
Revenue ...........................   $  29,498   $  48,055  $   43,181
Cost of revenue ...................      19,185      32,057      29,623
                                      ---------------------------------
          Gross margin ............      10,313      15,998      13,558
                                      ---------------------------------
Operating expenses:
  Marketing and client services ...       2,814       4,623       4,256
  General and administrative ......       5,185       8,394       6,799
                                      ---------------------------------
           Total operating expenses       7,999      13,017      11,055
                                      ---------------------------------
           Operating income .......       2,314       2,981       2,503
Interest expense, net .............         208         608         779
                                      ---------------------------------
           Net income .............       2,106       2,373       1,724
Other comprehensive income ........          12           6          11
                                      ---------------------------------
           Comprehensive income ...   $   2,118   $   2,379  $    1,735
                                      =================================

See accompanying notes to consolidated financial statements.

                         PALM COAST DATA HOLDINGS L.L.C.
                   Consolidated Statements of Members' Equity
                  Period from January 1, 2005 to August 9, 2005
                 and the years ended December 31, 2004 and 2003
                                 (In thousands)


                                                                       Accumulated
                                                         Capital         other                       Total
                                          Members'    contribution    comprehensive   Retained      members'
                                           equity      receivable     (loss) income   earnings       equity
                                         ------------------------------------------------------------------
Balance, December 31, 2002 ...........   $ 13,257      $   (371)       $    (29)     $    458      $ 13,315
  Capital contributions ..............        116            --              --            --           116
  Receivable for capital contributions       (371)          371              --            --            --
  Other comprehensive income .........         --            --              11            --            11
  Net income .........................         --            --              --         1,724         1,724
                                         ------------------------------------------------------------------
Balance, December 31, 2003 ...........     13,002            --             (18)        2,182        15,166
  Capital contributions ..............         80            --              --            --            80
  Other comprehensive income .........         --            --               6            --             6
  Net income .........................         --            --              --         2,373         2,373
                                         ------------------------------------------------------------------
Balance, December 31, 2004 ...........     13,082            --             (12)        4,555        17,625
  Distributions to members ...........         --            --              --        (2,571)       (2,571)
  Other comprehensive income .........         --            --              12            --            12
  Net income .........................         --            --              --         2,106         2,106
                                         ------------------------------------------------------------------
Balance, August 9, 2005 ..............   $ 13,082      $     --        $     --      $  4,090      $ 17,172
                                         ==================================================================

See accompanying notes to consolidated financial statements.

                         PALM COAST DATA HOLDINGS L.L.C.
                      Consolidated Statements of Cash Flows
                  Period from January 1, 2005 to August 9, 2005
                 and the years ended December 31, 2004 and 2003
                                 (In thousands)


                                                      2005        2004         2003
                                                  -----------------------------------
Net income ....................................   $   2,106    $   2,373    $   1,724
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation ................................       1,383        2,212        2,097
  Amortization of deferred financing costs ....          68          201          204
  Loss on disposal of property and equipment ..          36          184           74
  Noncash compensation expense ................       1,264        1,890           --
  Changes in operating assets and liabilities:
    Accounts receivable .......................        (725)         646       (1,053)
    Postage deposits ..........................         243          (94)         232
    Prepaid expenses and other assets .........        (206)          54          232
    Other long-term assets ....................         (24)         (50)         112
    Accounts payable ..........................        (449)         180           40
    Accrued expenses ..........................         124          (57)         627
    Advances from customers ...................         (44)        (108)         335
                                                  -----------------------------------
          Net cash provided by
          operating activities ................       3,776        7,431        4,624
                                                  -----------------------------------
Investing activities:
  Purchase of property, plant, and equipment ..        (492)        (796)      (1,114)
                                                  -----------------------------------
          Net cash used in investing activities        (492)        (796)      (1,114)
                                                  -----------------------------------
Financing activities:
  Repayment of long-term debt .................      (1,180)      (4,590)      (1,750)
  Capital contributions .......................          --           80          116
  Distributions to members ....................      (2,571)          --           --
                                                  -----------------------------------
          Net cash used in financing activities      (3,751)      (4,510)      (1,634)
                                                  -----------------------------------
          Net increase (decrease) in cash .....        (467)       2,125        1,876
Cash, beginning of year .......................       4,766        2,641          765
                                                  -----------------------------------
Cash, end of year .............................   $   4,299    $   4,766    $   2,641
                                                  ===================================
Supplemental cash flow information:
  Interest paid ...............................   $     159    $     380    $     760

See accompanying notes to consolidated financial statements.

                         PALM COAST DATA HOLDINGS L.L.C.
                   Notes to Consolidated Financial Statements

             For the Period from January 1, 2005 to August 9, 2005
                 and the Years Ended December 31, 2004 and 2003

            (In thousands, except membership unit amounts and price)


(1)  Background

Palm Coast Data Holdings L.L.C. is a limited liability company with a single operating company, Palm Coast Data LLC (collectively, the Company). The Company provides magazine publishers and membership organizations with customer management and fulfillment services, including front-end processing, account management, direct mail services, letter shop services, print management, reporting, and online communications. The members' units of Palm Coast Data Holdings L.L.C. were acquired by Palm Coast Data Holdco, Inc. on August 9, 2005 (the Acquisition).

(2)  Summary of Significant Accounting Policies

     (a)  Basis of Presentation and Consolidation

          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances between the Company and its subsidiary have been eliminated.

     (b)  Cash and Cash Equivalents

          Cash and cash equivalents include deposits in banks and short-term investments with original maturities, when acquired, of 90 days or less. The Company had no cash equivalents at August 9, 2005 and December 31, 2004.

     (c)  Postage Deposits

          Postage deposits consist of prepaid postage and are carried at cost.

     (d)  Property, Plant, and Equipment

          Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from 4 to 40 years. Depreciation expense for the period from January 1, 2005 to August 9, 2005 and the years ended December 31, 2004 and 2003 was $1,383, $2,212 and $2,097, respectively.

          The Company evaluates the recoverability of its carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

     (e)  Goodwill

          Goodwill represents the excess of the cost over the fair value of net tangible assets and identifiable intangible assets acquired. Goodwill is tested for impairment at least annually using a two-step process that begins with an estimation of the fair value of a reporting unit. The first step is a screen for potential impairment and the second step measures the amount of impairment, if any.

          In connection with the Acquisition, all long-term debt agreements were paid in full and deferred compensation became fully vested.

     (f)  Deferred Financing Costs

          Deferred financing costs are amortized over the life of the related long-term debt. Amortization is computed using the effective interest method over the 60-month life of the loan, ending March 31, 2007. Amortization expense was $56, $189 and $189 for the period from January 1, 2005 to August 9, 2005 and the years ended December 31, 2004 and 2003, respectively.

     (g)  Pervasiveness of Estimates

          The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheets. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used. Material estimates include those for collectibility of accounts receivable and certain accrued expenses.

     (h)  Revenue and Expense Recognition

          Revenue is recognized when the service has been performed. All expenses are recognized when incurred.

     (i)  Equity Appreciation Rights Plan

          The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including Financial Accounting Standards Board (FASB) Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, and FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans, to account for its equity appreciation rights. When equity appreciation rights (EAR) are granted and at each measurement date, the Company measures compensation as the amount by which the fair value of the member units of the Company covered by the grant exceeds the EAR price. Changes, either increases or decreases (limited to the EAR price at grant date), in the fair value of those EAR's between the date of grant and the measurement date result in a change in the measure of compensation for the EAR. There were 666 and 377 vested appreciation rights at August 9, 2005 and December 31, 2004, respectively. The fair value of the EAR's at August 9, 2005 and December 31, 2004 was $4,544 and $3,520 per unit, respectively, and the Company has recorded compensation expense in the consolidated statements of income and comprehensive income for the period ended August 9, 2005 and the years ended December 31, 2004 and 2003 of $1,074, $1,425 and $0, respectively. The liability related to the EAR plan is $2,499 and $1,425 at August 9, 2005 and December 31, 2004, respectively, and is included in the accompanying consolidated balance sheets in the caption "deferred compensation."

     (j)  Income Taxes

          The Company is a limited liability corporation (LLC). Under provisions of the Internal Revenue Code, an LLC is generally not subject to Federal income tax because its taxable income or loss accrues to its members. Accordingly, no provision for income taxes has been recorded in the accompanying consolidated financial statements.

(3)  Property, Plant, and Equipment

Property, plant, and equipment consists of the following:

                                      August 9,   December 31,
                                        2005          2004
                                     ------------------------
Land ........................        $    938       $    938
Building and improvements ...           7,661          7,671
Furniture and fixtures ......           1,520          1,487
Equipment ...................           5,292          5,062
Computer software ...........           5,872          5,737
                                     -----------------------
                                       21,283         20,895
Less accumulated depreciation          (6,855)        (5,540)
                                     -----------------------
                                     $ 14,428       $ 15,355
                                     =======================

(4)  Accrued Expenses

Accrued expenses consist of the following:

                                      August 9,   December 31,
                                        2005          2004
                                     ------------------------

Payroll and related expenses.        $  2,036      $  1,865
Insurance ...................             390           420
Interest ....................               9            28
Other .......................             698           696
                                     ----------------------
                                     $  3,133      $  3,009
                                     ======================

(5)  Long-term Debt

The Company has a term loan with $3,730 and $4,910 outstanding at August 9, 2005 and December 31, 2004, respectively. The loan bears interest at LIBOR plus 3.25% with respect to the portion of the term loan that is Eurodollar loans and at prime plus 2.00% with respect to term loans that are alternate base rate loans. On August 9, 2005 and December 31, 2004, the applicable interest rates on the term loan were 6.74% and 5.81%, respectively. The term loan is collateralized by all of the Company's assets. The agreement also requires the Company to maintain certain financial ratios. The term loan is payable in 20 consecutive quarterly installments beginning June 30, 2002. The aggregate maturities for the term loan are as follows:

Twelve months ended August 9, 2006 ...........  $  2,360
Twelve months ended August 9, 2007 ...........     1,370
                                                --------
                                                $  3,730
                                                ========

Mandatory term loan prepayments may be required after each fiscal year-end and are calculated based on excess annual cash C OMITTED] flows, as defined in the credit agreement. For fiscal year 2004 and for the period ended August 9, 2005, no additional prepayments were required due to voluntary prepayments made by the Company during the year. Related to fiscal year 2003, a mandatory prepayment of $500 was made in February 2004.

The Company also has a revolving credit agreement (the Revolver) with an aggregate principal amount not to exceed $2,000 with a maturity date of March 31, 2007. The Revolver bears interest at LIBOR plus 3.00% with respect to the portion of the Revolver that is Eurodollar loans and prime plus 1.75% with respect to the portion of the Revolver that is alternate base rate loans. As of August 9, 2005 and December 31, 2004, no borrowings were outstanding on the Revolver.

(6)  Commitments

Leases

The Company leases office space and certain equipment under various noncancelable operating leases. The following is a schedule of future minimum lease payments under such noncancelable leases with terms in excess of one year:

Twelve months ended August 9, 2006   $    732
Twelve months ended August 9, 2007        614
Twelve months ended August 9, 2008        460
Twelve months ended August 9, 2009        372
Twelve months ended August 9, 2010        274
Thereafter .......................      1,521
                                     --------
                                     $  3,973
                                     ========



Operating lease expense for the period from January 1, 2005 to August 9, 2005 and the years ended December 31, 2004 and 2003 was $994, $1,824 and $1,834, respectively.

(7)  Employee Benefits

     (a)  Employee Benefit Plan

          All regular employees are eligible to participate in a 401(k) retirement savings plan and trust on the first day of the month following six months of employment. Employees may defer 1% to 20% of pretax wages through payroll deductions to the allowed federal maximum during each calendar year. The Company currently matches 50% of the first 6% of eligible compensation. Employees participating in the plan prior to May 1, 2002 are 100% vested. Employer contributions for new employees participating in the plan effective May 1, 2002 are 20%, 50%, 75%, and 100% vested after two, three, four, and five years of service, respectively. The Company's matching contribution for the period from January 1, 2005 to August 9, 2005 and the years ended December 31, 2004 and 2003 was $217, $356 and $330, respectively.

     (b)  Phantom Unit Plan

          The purpose of the Phantom Unit Plan is to provide an incentive for key employees that links the value of their deferred compensation accounts to an increase in the value of the member units of the Company and to aid the Company in retaining management personnel who will largely be responsible for such growth in the Company's value. A participant shall always be 100% vested in his/her account. The Phantom Unit Plan is an unfunded, unsecured obligation on the part of the Company.

          The Company measures compensation as the amount by which the fair value of the member units of the Company exceeds the Phantom Unit Plan grant price of $1,000 per unit. Changes, either increases or decreases, in the fair value of those member units between the date of grant and the measurement date result in a change in the measure of compensation for the phantom units. There were 185 vested Phantom Units at both August 9, 2005 and December 31, 2004. The fair value of the member units at August 9, 2005 and December 31, 2004 was $4,544 and $3,520, respectively, and the Company has recorded compensation expense in the consolidated statements of income and comprehensive income for the period from January 1, 2005 to August 9, 2005 and the years ended December 31, 2004 and 2003 of $190, $465 and $0, respectively. The liability related to the Phantom Unit Plan is $840 and $650 at August 9, 2005 and December 31, 2004, respectively, and is included in the accompanying consolidated balance sheets in the caption "deferred compensation."

(8)  Equity Appreciation Rights Plan

The Company has an EAR plan for key employees at the discretion of the Board. Each EAR represents the right upon exercise to receive the excess of the value of one member unit as of the date of exercise over the base price for such EAR fixed by the Board on the grant date. The base price for each EAR includes an increase of 7% per annum, accruing from the grant date and compounding on each anniversary of the grant date. The exercise and base price are subject to adjustment under the terms of the EAR plan by the Board. The EARs shall vest and become exercisable at such time or times as the Board shall determine at or subsequent to the grant date as specified in each individual's incentive agreement. The following is a summary of activity with respect to equity appreciation rights under the Company's 2002 Equity Appreciation Rights Plan.


                                                              Equity              Range of          Weighted
                                                           appreciation            grant             average
                                                              rights               prices          grant price
                                                           ---------------------------------------------------
Outstanding at December 31, 2002                                1,144           $     1,000          1,000
  Granted                                                         250                 1,000          1,000
  Cancelled                                                      (188)                1,000          1,000
                                                           ----------
Outstanding at December 31, 2003                                1,206                 1,000          1,000
  Granted                                                          --                    --             --
  Cancelled                                                       (13)                1,000          1,000
                                                           ----------
Outstanding at December 31, 2004                                1,193                 1,000          1,000
  Granted                                                          --                    --             --
  Cancelled                                                        --                    --             --
                                                           ----------
Outstanding at August 9, 2005                                   1,193                 1,000          1,000
                                                           ==========

The following table summarizes information about the EAR's outstanding at August 9, 2005:


                                           Outstanding                      Exercisable
                        ------------------------------------------   ------------------------
   Adjusted                 Equity          Remaining                    Equity         EAR
   exercise              appreciation      contractual     Base       appreciation     fair
    prices                  rights            life         price         rights        price
---------------------------------------------------------------------------------------------
 $     1,254                      943           6.6      $   1,000             566   $  4,544
       1,186                      200           7.5          1,000              80      4,544
       1,179                       50           7.6          1,000              20      4,544
                        -------------                                 ------------
                Total           1,193                                          666
                        =============                                 ============

(9)  Concentration of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with what it believes to be high credit quality institutions. At times such cash balances may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited. The Company's four largest customers comprised 47% and 40% of the Company's accounts receivable balance at August 9, 2005 and December 31, 2004, respectively, and 55%, 49% and 47% of the Company's revenue for the period from January 1, 2005 to August 9, 2005 and the years ended December 31, 2004 and 2003, respectively.


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